Exhibit 10.6

FORM OF COMMERCIAL LEASE AGREEMENT

This Commercial Lease Agreement (“Agreement” or “Lease”) is entered into as of the undersigned date by and between the undersigned “Landlord” and “Tenant.” The undersigned “Guarantor”, if any, is acknowledging this Agreement and agreeing to be bound to the terms of this Agreement in accordance with the personal guarantee provided hereunder. Landlord, Tenant, and Guarantor may hereinafter collectively be referred to – from time to time – as the “Parties” or individually referred to as a “Party”.

FUNDAMENTAL LEASE PROVISIONS

1.	LANDLORD:	MDW Management, LLC

NOTICE ADDRESS:	24710 Creek Loop San Antonio, Texas 78266

WITH A MANDATORY COPY TO:	Tiwari, PLLC 11844 Bandera Rd #725 Helotes, TX 78023

PAYMENT ADDRESS:	24710 Creek Loop San Antonio, Texas 78266

2.	TENANT:	Mobile Tint, LLC d/b/a A-1 Glass

TRADE NAME:	A-1 Glass

NOTICE ADDRESS:	2029 Pat Booker Rd Universal City, TX 78148

3.	LEASED PREMISES: The “Building” and Grounds (additionally defined below) or land and improvements thereon being commonly known as 2029 Pat Booker Rd., Universal City, TX 78148, as additionally described in this Lease and as shown on Exhibit “A.” The Leased Premises may also be referred to simply as the “Premises” or as the “demised premises.”

4.	LEASE TERM:	60 Months (“Primary Lease Term”)

	COMMENCEMENT DATE:	The date of Execution hereof.

	RENT COMMENCEMENT:	Month 1 of the Lease as set forth in Section 5 of these Fundamental Lease Provisions.

	RENEWAL OPTIONS:	Tenant shall be provided two (2) Five year options to renew (extend) the Primary Lease Term as additionally set forth in the Lease.

5.	MINIMUM RENT:

Primary Lease Term:

Lease Months	Monthly Minimum Rent $
1-60	$5,600.00

Renewal Option:

Months	Monthly Minimum Rent
61-120	Primary Lease Rent (Months 1-60) plus 2% escalation
121-180	Renewal Option 1 Rent (Months 61-120) plus 2% escalation

“Renewal Option One/1” and the “First Option,” or “Renewal Option Two/2” and “Second Option,” shall be synonymous, whether capitalized or not, wherever used in this Lease.

6.	PERMITTED USE:	For the operation of a commercial business involving glass coatings and related operations. No other use is permitted without the express written consent of Landlord.

7.	SECURITY DEPOSIT:	None.

8.	PREPAID RENT:	None.

9.	ADDITIONAL RENT:	Additional Rent shall commence on and become payable on Month 1 of the Lease.

TAX PAYMENT:	$819.85 [$9,838.20 annually as of 2021].

INSURANCE PAYMENT:	____TBD_____________.

Total Additional Rent (*subject to adjustment): ______TBD_______/month or ___TBD___/sf annual, estimated*

10.	GUARANTORS: C-Bond Systems, Inc.

THE SUBMISSION OF THIS LEASE FOR EXAMINATION BY TENANT AND/OR EXECUTION THEREOF BY TENANT DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR THE LEASED PREMISES AND THIS LEASE SHALL BECOME EFFECTIVE ONLY UPON EXECUTION BY ALL PARTIES HERETO AND DELIVERY OF A FULLY EXECUTED COUNTERPART HEREOF BY LANDLORD TO TENANT.

I.	Leased Premises, Building, and Grounds.

a.	Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises.

b.	The Leased Premises is the “Building” and the “Grounds” on which the Building is located, both terms being additionally described on Exhibit “A” of this Lease. Exhibit “A” shows, among other things, the principal improvements comprising the Leased Premises.

c.	Landlord shall have the right at its sole discretion to place in, under, over or through the Leased Premises pipes, wires, lines, and other facilities. Landlord reserves the right to make similar installations under or over the Leased Premises.

d.	This Lease is made by Landlord and accepted by Tenant subject to any and all matters of record affecting the Leased Premises including declarations or other covenants affecting the Leased Premises. Tenant must conduct its own due diligence regarding applicable restrictions, and Landlord shall not be responsible for issues preventing or restricting Tenant’s use arising from zoning or other municipal laws, restrictive covenants, or any other items filed for record or reasonably discoverable affecting the Leased Premises.

e.	The Leased Premises is leased on a pre-determined monthly rental amount, not a measurable square foot basis or guaranteed land area basis. Similarly, Additional Charges or Additional Rents are based on fixed sums for the Leased Premises as a whole as determined by the Landlord.

f.	Certain areas of this Lease may require adjustment by Landlord or the insertion of additional information to be determined later to correct or adjust items marked as “_________,” “***” or “TBD,” among other things. So long as any such modifications to the Lease to not materially alter the business terms or Tenant’s obligations under the Lease, the Parties agree to execute an amendment to this Lease reflecting the same or a revised Lease when such information is available but no later than the Commencement Date. Tenant’s failure to execute such non-material revision within ten (10) days after written notice thereof shall be deemed a default under this Lease.

II.	Term

a.	The term of this Lease shall commence on the Commencement Date and shall terminate at the end of the Primary Lease Term, unless renewed or sooner terminated as set forth herein.

b.	This Lease shall be fully binding and in full force and effect from and after execution by Landlord and Tenant regardless of whether the Commencement Date or Rent commencement dates are intended to begin later.

c.	Optional Renewal.

i.	Tenant is granted the option to extend the term of this Lease for two terms of five years provided: (a) Tenant is not in default at the time of exercise of the option; (b) Tenant was not in default under the Primary Lease Term or first renewal more than three (3) times during either the Primary Lease Term or first renewal; and (c) Tenant gives written notice of its exercise of the renewal option to Landlord at least one hundred twenty (120) days prior to the expiration of the original term (or first renewed term, if applicable). Each extension term shall be upon the same terms and conditions as this Lease except: (a) Tenant shall have no further right of renewal after using the last renewal option shown on the Fundamental Lease Provisions; (b) the monthly Minimum Rent applicable during the extension term shall be as set forth under the Fundamental Lease Provisions for the applicable renewal term; and (c) Additional Charges / Additional Rents will be consistent with the rates then assessable in accordance with this Lease. Tenant’s failure to timely exercise either renewal option shall constitute a waiver of Tenant’s renewal option.

ii.	The term “Market Rate” shall mean the greater of the annual Minimum Rent being marketed to other potential Tenants for the Building or the annual Minimum Rent that a willing tenant would pay, and that a willing landlord would accept, at arm’s length, for space comparable to the Premises within other comparable buildings in the San Antonio, Texas area (the “Comparable Buildings”), based upon binding lease transactions for tenants in Comparable Buildings (“Comparable Leases”). Comparable Leases shall include renewal and new non-renewal tenancies, but shall exclude subleases and leases of space subject to another tenant’s expansion rights. Rent rates payable under Comparable Leases shall be adjusted to account for variations between this Lease and the Comparable Leases with respect to: (a) the length of the Extension Term compared to the lease term of the Comparable Leases; (b) the rental structure, including, without limitation, rental rates per rentable square foot (including whether gross or net, and if gross, adjusting for base year or expense stop), additional rental, all other payments and escalations; (c) the size of the Premises compared to the size of the premises of the Comparable Leases; (d) the location, floor levels and efficiencies of the floor(s) of the Premises compared to the premises of the Comparable Lease; (e) free rent, moving expenses and other cash payments, allowances or other monetary concessions affecting the rental rate; (f) the age and quality of construction of the Building compared to the Comparable Building; (g) the leasehold improvements and/or allowances, including the amounts thereof in renewal leases, and taking into account, in the case of renewal leases (including this Lease), the value of existing leasehold improvements to the renewal tenant, (h) access and proximity to major roads or thoroughfares, (i) the amenities available to tenants in the Building compared to amenities available to tenants in Comparable Buildings; (j) the energy efficiencies and environmental elements of the Building compared to Comparable Buildings (k) the brokerage commissions, (l) the availability of parking, the parking ratio and parking charges if any, and (m) the relative market rent rates within the geographic area referenced in the definition of Comparable Buildings.

d.	Definition of Lease Year.

i.	Where used herein, the term “Lease Year” means:

a.	in the case of the first Lease Year, the period which commences with the Commencement Date and terminates on the last day of the twelfth (12th) full calendar month after the Commencement Date. Such first Lease Year shall include the partial month, if any, at the beginning of the lease term if the Commencement Date is not the first day of a calendar month.

b.	Each subsequent “Lease Year” shall mean a period of twelve (12) full calendar months commencing with the date following the last day of the first Lease Year, and commencing with each subsequent annual anniversary of such day.

c.	The last Lease Year of the lease term shall be the period which commences on the day immediately following the last day of the preceding Lease Year and terminates on the last day of the applicable lease term. Accordingly, such last Lease Year may be less than twelve (12) full calendar months, depending upon the date of termination of the lease term.

II.	Rent and Failure to Pay Rent.

a.	The Minimum Rent and Additional Rent together may simply be referred to in this Lease as the “Rent.”

b.	Tenant covenants and agrees to pay Landlord the Rent at the Payment Address or at such other address as Landlord may from time to time designate in writing. All Rent payments shall be made in advance on the first day of each calendar month during the Term of this Lease.

c.	Beginning on the Rent Commencement date, Tenant shall pay Landlord Minimum Rent for the first full calendar month of the Lease Term. Tenant covenants and agrees to pay Landlord the Additional Rent beginning on the Commencement Date if the Rent Commencement Date and Commencement Date differ.

d.	Landlord agrees to prorate the first payment of Minimum Rent or Additional Rent if the first date on which either is due does not fall on the first day of a calendar month.

e.	All other sums and charges required to be paid by Tenant to Landlord pursuant to the terms of this Lease constitute additional rent (whether or not specifically designated as “Additional Rent”) and Tenant’s failure to timely pay such other sums or charges due under this Lease may be treated by Landlord as a failure by Tenant to pay Minimum Rent. All rent and other sums Tenant owes under this Lease shall be due and payable by without demand, deduction, abatement or setoff unless otherwise expressly provided herein. Past due Rent and other past due payments shall bear interest from maturity at twelve percent (12%) per annum commencing five (5) days after the date due until paid.

f.	If any payment due under this Lease from Tenant to Landlord is returned or rejected for insufficient funds, a stop payment, or similar cause, Tenant agrees to pay Landlord the greater of: Landlord’s actual bank and other charges assessed for returned items; or $30.00 per returned item/instrument or such greater amount permitted by applicable law. If Tenant’s payment of Minimum Rent or Additional Rent is returned or rejected for insufficient funds more than two (2) times during the applicable Lease Term, on Landlord’s demand, Tenant agrees that Tenant must pay future Minimum Rent and Additional Rent payments via readily available funds (cashier’s check, money order, cash, or similar methods whereby funds for settlement are immediately available).

III.	Utilities

a.	Commencing upon the sooner to occur of the Delivery Date (if applicable) or tender of possession of the Leased Premises to Tenant, Tenant shall obtain all utilities and related services in Tenant’s name. Tenant shall at its own cost and expense pay for all gas, electricity and other utilities used in the Leased Premises and will save and hold Landlord harmless from any charge or liability for same. Such payments shall be made directly to the supplier of any utility separately metered (or submetered) to the Leased Premises. These costs include all costs associated with providing utility access to the Leased Premises including, but not limited to, connection costs, impact fees and other costs associated with installing or improving connections for utilities.

b.	An interruption or malfunction of any utility services shall NOT, regardless of the cause:

i.	constitute an eviction or disturbance of Tenant’s use and possession of the Leased Premises;

ii.	constitute a breach by Landlord of any of its obligations hereunder;

iii.	render Landlord liable for any damages;

iv.	relieve Tenant from any of its obligations hereunder; or

v.	grant Tenant any right of off-set or recoupment.

IV.	Use and Use Restrictions

a.	Tenant’s Permitted Use is as stated under the Fundamental Lease Provisions. Tenant agrees to operate in conformance with best commercial practices/standards for similar operations engaged in the Permitted Use operating in the county where the Leased Premises is located (“Similar Services”). Tenant agrees to only advertise as and operate under Tenant’s name or Trade Name shown on the Fundamental Lease Provisions or such other name approved by Landlord in writing.

b.	Tenant’s use of the Leased Premises shall not constitute a nuisance, either public or private. Without limiting the foregoing, Tenant shall not permit the storage of any items which could create a public or private nuisance, or which would violate applicable law, including but not limited to any ordinances regarding construction materials, recycling materials, and/or waste. Without limitation on what may constitute a nuisance, and with Landlord reserving the right to determine what constitutes a disturbing level of any item below, Tenant further shall not cause or allow and shall take affirmative action to prevent:

i.	Noise emanating from the Leased Premises that offends neighboring properties or that exceeds noise levels allowable under applicable ordinances, whether caused by Tenant or any of Tenant’s employees, agents, contractors, guests, invitees, patrons, licensees, or otherwise;

ii.	fumes, odors, or smoke that is noxious, irritating, or objected to by Landlord or a third party; or

iii.	Unlawful activities by patrons, invitees, guests, or trespassers at the Leased Premises of any kind.

c.	Tenant will use the Leased Premises solely for the Permitted Use and no other purpose without the express written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant, at its own expense, shall:

i.	promptly comply with all present and future laws, ordinances, orders, rules, recorded restrictions/covenants, regulations and requirements of all governmental authorities having jurisdiction over the Leased Premises, Property, Tenant, or Tenant’s business, the Permitted Use, and observe and comply with all covenants and restrictions of record and all notices from Landlord's mortgagee, affecting or applicable to the Leased Premises or affecting or applicable to the Leased Premises or the cleanliness, safety, occupancy and use of the same, whether or not any such law, ordinance, order, rule, regulation, covenant, restriction or other requirement is substantial, or foreseen or unforeseen, or ordinary or extraordinary, or shall necessitate structural changes or improvements, shall interfere with the use or enjoyment of the Leased Premises, or shall be directed to or imposed upon Tenant or Landlord, and Tenant shall hold Landlord harmless from any and all cost or expense on account thereof;

ii.	not permit any person to use the Leased Premises or any part thereof for conducting a resale store (except that, if approved as part of the Permitted Use, Tenant may sell refurbished items), or any auction or bankruptcy or fire or “lost-our-lease” or “going-out-of-business” or similar sale; and

iii.	comply with such rules or regulations as Landlord may promulgate for the Leased Premises including but not limited to rules regarding sanitation, cleanliness and other matters, including without limitation removal of garbage, trash and other waste.

d.	Without the Landlord’s advance written permission (which Landlord may withhold at its sole discretion), Tenant shall not place or permit any radio, screen, television, loudspeaker or amplifier on the roof or outside the Leased Premises or where the same can be seen or heard from outside the building; nor place any antenna, equipment, awning or other projection on the exterior of the Leased Premises; nor permit any immoral practice to be carried on or committed on the Leased Premises based on morality laws for the State, county and/or city in which the Leased Premises is located; nor do anything which would tend to injure the reputation of the Landlord or Property.

e.	Tenant shall not use any septic system or plumbing facilities upon the Leased Premises for any purpose other than that for which they were constructed, nor dispose of any foreign substances therein that are not designed for use within standard plumbing or septic systems. As additionally set forth below, Tenant shall be responsible at its own cost and expense for all maintenance associated with any such septic or plumbing systems.

f.	Tenant must not interfere with the use of other leased areas by another tenant to the extent applicable.

g.	Tenant shall not offer massage, spa, or similar services at the Leased Premises unless Landlord otherwise agrees in writing.

h.	Tenant shall not permit any "adult" entertainment or nudity upon the Property, and shall not sell, distribute or display any paraphernalia commonly used in the use or ingestion of illicit drugs, or any x-rated, pornographic or so-called "adult" newspaper, book, magazine, film, picture, video or other similar representation or merchandise of any kind. Tenant shall not permit any electronic device housed within the Leased Premises to distribute such material.

i.	Tenant must place all of its trash from the normal operation of its business activities at the Leased Premises (excluding construction of any kind) into such refuse receptacles as are provided by Landlord if applicable (as set forth below), Tenant’s contractor for dumpster services, or the municipal government providing such services.

i.	Tenant shall be responsible, at its sole cost and expense, for all costs associated with the removal of its trash and rubbish from the Leased Premises and any janitorial services for the Leased Premises.

ii.	Landlord may, at Landlord’s sole option and in Landlord’s sole discretion, contract for the supplying of one or more “dumpsters” for Tenant’s use for the placement of rubbish originating from the Leased Premises. If Landlord provides one or more dumpsters, then Tenant shall place all of its trash from the normal operation of its business activities at the Leased Premises (excluding any construction) into the dumpster(s) made available by Landlord. In consideration for Landlord’s supplying such dumpster and contracting for that service, Tenant shall reimburse Landlord for the costs/fees of the dumpster service with payments of Additional Rent. Once initiated, upon ten (10) days written notice to Tenant, Landlord may terminate Tenant’s right to use Landlord’s dumpster service program and require that Tenant contract separately for trash disposal services. Thereafter, Tenant shall be responsible, at its sole cost and expense, for the removal of its trash and rubbish, and Additional Rent shall not include fees for such services.

j.	Tenant binds and obligates itself to occupy and use the entire Leased Premises continuously during the entire term of this Lease for a minimum of four (4) days per week during reasonable business hours for Similar Services. Notwithstanding the foregoing, Tenant may close temporarily in connection with the following circumstances (“Temporary Closures”):

1.	for taking inventory, performing major cleaning or similar minor occurrences; provided, however, the aggregate number of days Tenant may close for such purposes shall not exceed three (3) days in any calendar Lease Year;

2.	for performing repairs, alterations, redecorating, or remodeling approved by Landlord in writing; provided, however, the aggregate number of days Tenant may close for such purposes shall not exceed thirty (30) days during any five (5) year period. If a major remodel is required and expected to take longer than thirty (30) days to complete, Tenant may close for up to sixty (60) days subject to Landlord’s prior written approval;

3.	for legal holidays observed by other business providing Similar Services; and/or

4.	for events of Force Majeure (as defined in this Lease)

k.	Absent the express written permission of Landlord, Tenant shall not alter any locking system on or in the Leased Premises or Building.

l.	Tenant shall not use or obstruct any sidewalks, service drives, or driveways on the Leased Premises or other area outside the Leased Premises unless Tenant has received Landlord’s prior written approval to do so.

m.	In addition to other portions of this Lease concerning taxes and fees, Tenant shall pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant's business, or upon Tenant's fixtures, furnishings or equipment in the Leased Premises, or upon any leasehold interest or personal property of any kind, owned by or placed in, on or about the Leased Premises by Tenant, including without limitation any transfer taxes and service payments in lieu of taxes, and pay when and as due all license fees, permit fees and charges of a similar nature relating to the conduct by Tenant or any subtenant or concessionaire of any business or undertaking authorized hereunder to be conducted in, on or from the Leased Premise. Within thirty (30) days after notice from Landlord, Tenant shall furnish Landlord a true copy of receipts evidencing such payment by Tenant from the governmental authority or other taxing authority assessing such charges.

V.	Rules

a.	Tenant must comply with any zoning rules and restrictive covenants affecting the Leased Premises, which Tenant shall investigate and comply with at Tenant’s own cost and expense. Tenant shall reimburse Landlord on demand for any fines or other charges assessed against Landlord arising from or relating to Tenant’s direct or indirect violation of any covenants of record, laws/regulations, or zoning rules affecting the Leased Premises.

b.	Landlord shall have the right, from time to time, to establish, modify and enforce additional non-discriminatory rules and regulations with respect to the Building or Grounds and may enforce the same. Landlord agrees to provide Tenant with written notice of any such rules and regulations prior to attempting to enforce them against Tenant. Tenant is solely responsible for Tenant’s employees’, customers’ and invitees’ compliance with such rules.

VI.	Assignment and Subletting

a.	Landlord shall have the right to sell, transfer, and/or assign this Lease and the Property (that is, the Grounds and/or Leased Premises, without limitation). Landlord may subdivide and lease the Grounds, thereby reducing the size of the Grounds and without reducing the Minimum Rent hereunder, provided that the Building remains intact and sums for Additional Rent are adjusted pro rata. In the event of the transfer and assignment by Landlord of its interest in this Lease (or such other aspects of the Property) and/or Leased Premises to a person assuming Landlord's obligations under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

b.	Tenant shall not assign this Lease or sublease the Leased Premises without Landlord’s written approval, which shall be at Landlord’s reasonable discretion and will not be unnecessarily conditioned or delayed, or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Leased Premises or Property or sublease any operating department therein, and any attempt to do any of the foregoing without prior Landlord approval in writing shall be void and of no effect. Without limiting the scenarios in which reasonable consent to an assignment may be withheld, it shall be reasonable for Landlord to withhold consent to an assignment of this Lease if the proposed assignee is not as creditworthy as Tenant or the Guarantor, if the proposed assignee’s potential use of the Leased Premises differs from the Permitted Use, if the proposed assignment would increase Landlord’s costs associated with the Leased Space, or if Landlord’s lender /mortgagee does not approve of such assignment. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law.

c.	If Tenant is a corporation, limited liability company, partnership, series or other type of entity, business organization or trust, then any transfer of this Lease from Tenant by merger, consolidation, conversion or dissolution or any change in ownership or power to vote fifty one percent (51%) or more of the voting interests in Tenant outstanding at the time of execution of this Agreement (or at any future time) or any removal of a Guarantor who is an owner of Tenant from Tenant shall constitute an assignment for the purpose of this Lease. For purposes of this Section, the phrase “voting interests” shall refer to shares, membership interest(s), units, or other instruments of entity ownership regularly entitled to vote on matters pertaining to the relevant entity as specified in any applicable law or the entity’s governing documents.

d.	If this Lease is assigned or if the Leased Premises or Property is subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of the leasehold interest or grant of any concession or license within the Leased Premises or if the Leased Premises is occupied in whole or in part by anyone other than Tenant, Landlord may nevertheless collect rent from the assignee, sublessee, pledgee, mortgagee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and apply the net amount collected to the rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder.

VII.	Repair and Maintenance

a.	It is intended that this Lease be a “net lease” such that Landlord shall have no obligation for maintenance or repair of any portion of the Leased Premises. TENANT IS SOLELY RESPONSIBLE FOR ALL DAMAGE OF ANY KIND THAT OCCURS TO THE LEASED PREMISES. TENANT IS SOLELY RESPONSIBLE FOR ALL MAINTENANCE AND REPAIR OF THE PROPERTY AT TENANT’S SOLE COST AND EXPENSE. Landlord shall not have any repair obligations regarding the Leased Premises whatsoever (except for any items that Landlord elects to perform because of Tenant’s default under this Lease).

b.	Unless Landlord otherwise agrees in writing, Tenant must at all times use contractors approved by Landlord for the provision of such maintenance and repairs. Without limiting the generality of Section VII(a), Tenant shall be responsible for, without limitation:

i.	re-surfacing and re-paving paved, concrete or asphalted areas serving the Leased Premises that are damaged or in disrepair;

ii.	promptly fixing any potholes or similar abnormalities that arise on or about the Grounds;

iii.	keeping the Leased Premises reasonably free of pests and vermin, including but not limited to any termite control or other wood/paper destroying insect control;

iv.	maintaining service drives and service areas, driveways servicing the Leased Premises, landscaped areas, sidewalks not maintained by any municipality, roofs, gutters and downspouts, pylon signs/ billboard within the Leased Premises, plate glass, plumbing, closets, electrical, heating, air conditioning, parking lot, walls, pipes and fixtures belonging thereto and the signs and fascias;

v.	the repair, replacement and maintenance in good and tenantable condition the Leased Premises and every part thereof, and including without limitation, the roof, exterior walls, structural parts of the Leased Premises and foundation floor covering (including carpeting, tile, terrazzo or other special flooring installed by or at the request of Tenant), utility meters, pipes and conduits, all fixtures, air-conditioning and heating equipment serving the Leased Premises and other equipment therein, the store front or store fronts, Tenant’s signs, locks and closing devices, and window sashes, casements or frames, door and door frames and to do all such items of repair, maintenance and improvement or reconstruction as may at any time or from time to time be required by a governmental agency having jurisdiction thereof.

c.	Tenant shall further be responsible for the cost of repairing all damages to the exterior and other portions of the building of which the Leased Premises are a part, including the roof and other interior lease spaces, which are caused by Tenant, Tenant’s employees, invitees and guests, regardless of whether the cause of the damage was known or unknown by Tenant. All glass, both exterior and interior, is at the sole risk of Tenant, and any glass broken shall be promptly replaced by Tenant with glass of the same kind, size and quality. Tenant shall also repair any damage to the Leased Premises in connection with any burglary, graffiti, acts of vandalism, or forcible entry into the Leased Premises at Tenant’s sole expense.

d.	Upon any surrender of the Leased Premises, Tenant shall deliver the Leased Premises to Landlord in good order, condition and state of repair, ordinary wear and tear excepted.

e.	If the Building or Leased Premises contains air conditioning and/or heating equipment (“HVAC”) dedicated to servicing the Leased Premises, on or before the Commencement Date of this Lease or within thirty (30) days of the installation of the HVAC system, Tenant shall enter into a maintenance contract (“Contract”) with an air conditioning maintenance contractor (“HVAC Contractor”) approved by Landlord for the maintenance and service of the HVAC system. Such Contract shall provide for maintenance of the HVAC system not less than quarterly and changing of the air filters not less than monthly. Tenant shall be responsible for the total cost of the basic charge of the Contract and shall have total responsibility for HVAC maintenance, repair and replacement in accordance with the preceding provisions.

f.	Tenant shall not commit waste but shall maintain the Leased Premises in a clean, attractive condition and in good repair. Tenant shall also keep all storefront glass clean. Upon termination, Tenant shall surrender to Landlord all keys and other access devices to the Leased Premises and Building, if applicable. Tenant shall be responsible for any damage to the Leased Premises or Property caused by Tenant’s removal of Tenant’s equipment and furnishings or any fixtures from the Leased Premises.

g.	If Tenant fails, refuses or neglects to properly maintain the Leased Premises after five (5) days notice and an opportunity to cure the same, or to commence or to complete repairs promptly and adequately, or if Landlord finds it necessary to make any repairs or replacements otherwise required to be made by Tenant, then Landlord may, without further notice to Tenant, in addition to all other remedies, but without obligation to do so, enter the Leased Premises and proceed forthwith to have such maintenance, repairs or replacements made, and Tenant shall pay to Landlord, on demand, the cost and expenses therefor as Additional Rent plus a charge of twenty percent (20%) of such costs and expenses to compensate Landlord for its administrative and overhead costs.

h.	Landlord shall have a right to enter and inspect the Grounds and any portion the Building open to the general public at any time and without advance notice to Tenant. Upon 24-hour prior notice to Tenant, Landlord shall have a right to enter the Building and any portion of the Leased Premises not open to the public at any reasonable time (including during Tenant’s business hours) to inspect the condition thereof, to make necessary repairs or to repair or maintain pipes, wires, and other facilities serving other premises in the Property (such repairs being made at Landlord’s discretion and solely if Tenant has failed to maintain the same in accordance with Tenant’s complete maintenance and repair obligations under this Lease). Notwithstanding the foregoing, in case of an emergency, Landlord shall have the right to enter the Leased Premises at any time without having given Tenant prior written notice. In any instance where Landlord exercises its rights to enter the Leased Premises, Landlord shall use reasonable efforts to not interfere with Tenant’s business operations at the Leased Premises. Landlord shall not be liable for any damage or injury to persons or property caused by any act, failure to act, or grossly negligent, willful, or wanton act or omission of Landlord, its agents, employees or contractors resulting from their entry onto the Leased Premises or repair or any other work performed in the Leased Premises.

i.	Tenant shall not permit the filing of any mechanic’s liens or other liens or affidavits claiming liens to be filed against the Leased Premises or Property. Tenant is not an agent of Landlord, and Landlord shall not be responsible for any costs of labor or materials furnished by Tenant or Tenant’s contractors or employees. Should any mechanic’s liens or other liens or affidavits claiming liens be filed against the Leased Premises or the Property for any reason whatsoever incident to the acts or omissions of Tenant, its agents or contractors, Tenant shall cause the same to be immediately cancelled and discharged of record by payment, bonding or otherwise. If Tenant fails to cause the aforesaid lien to be cancelled and discharged, Landlord shall have the right to do so by any manner the Landlord deems fit – including but not limited to paying the lien without inquiring as to its validity - and Landlord’s cost incurred in doing so plus twenty-five percent (25%) shall be payable to Landlord by Tenant upon Landlord’s demand or invoice for the same. If Landlord requests, Tenant must file a bond to secure the release, satisfaction, or discharge of any lien filed against the Leased Premises within seventy-two (72) hours of Landlord’s request for the same or must replace Landlord’s posted bond discharging such lien within the same time period. Landlord shall further have the right to setoff and deduct from any allowance funds provided under Exhibit “C” hereunder such sums, costs, fees, and other expenses Landlord incurs to challenge, resolve, or release any lien Tenant has permitted to be filed against the Property or Leased Premises.

VIII.	Improvements, Additions, and Fixtures

a.	Tenant shall not make any Tenant improvements or exterior or structural alterations or additions to the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. At such time as Tenant requests the written consent of Landlord, Tenant shall submit plans and specifications for any proposed improvement or alterations or additions to Landlord. Tenant agrees to provide Landlord with a copy of any check paid for plans, drawings, and other items within three (3) days of issuing the same and agrees to provide Landlord with a copy of any contract with a design professional of Tenant’s choice. Tenant is solely responsible for compliance with all municipal, State and Federal rules, regulations, and laws which govern Tenant’s construction and occupancy of the Leased Premises (including, without limitation, compliance with the requirements of The Americans with Disabilities Act [hereinafter referred to as the “ADA”] within the Building or on the Grounds). Except as set forth in Landlord’s and Tenant’s Work letter, Tenant acknowledges and agrees that Landlord has not undertaken to perform any modifications, alterations or improvements to the Leased Premises. Landlord’s approval of Tenant’s plans and specifications is to satisfy a condition precedent to the commencement of Tenant’s construction and should not be relied upon by Tenant as a representation or express or implied warranty by Landlord of any kind or nature, all of which are hereby disclaimed. In approving any such plans, Landlord is not making any representation or warranty that Tenant’s proposed construction is structurally sound, is in compliance with the above-mentioned rules, regulations, or laws, or is sufficient to obtain all required permits. If and when structural alterations are approved by Landlord, Tenant must obtain and submit an all bills paid affidavit and provide a copy of the same within 5 days of issuing a draw payment or final payment to any contractor retained for such structural work.

b.	If Tenant makes any alterations, repairs, additions or improvements in or to the Leased Premises, Tenant agrees to carry, or cause its contractor to carry, "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the performance of the same, workers' compensation coverage where required by law, and such other insurance Landlord may reasonably require.

c.	Subject to the lien and security interest and other rights of Landlord referred to in this Lease, Tenant shall remove only “Removable Trade Fixtures”, as hereinafter defined, (excluding all components of the HVAC system, pipes, paneling or other wall covering or floor covering, items for which utility connections or roof penetrations were made, and any other item considered a “fixture” by law). The phrase “Removable Trade Fixtures” includes: moveable cabinetry that is not permanently installed, computers, monitors, signs, tables, chairs, desks, wall brackets, hang-rods, shelves, mirrors, marking equipment, non-affixed business machines, electronic equipment, telephones, and other removable equipment. Removable Trade Fixtures excludes any leased or other items not solely owned by Tenant including items provided by vendors for Landlords or Tenant’s use. In addition to other applicable provisions of this Lease regarding such removal, the following shall apply:

i.	such removal must be made prior to the termination of the term of this Lease;

ii.	such removal must be effected without damage to the Leased Premises and Tenant must promptly repair all damage caused by such removal;

iii.	all plumbing or electrical wiring connections exposed as a result of the removal of Tenant’s Removable Trade Fixtures, or other alterations, additions, fixtures, equipment and property installed or placed by it in the Leased Premises (if such removal is so requested by Landlord in relation to Tenant’s vacation of the Leased Premises) shall be capped by Tenant in a safe and workmanlike manner.

d.	Before undertaking any alterations, additions, improvements or construction permitted hereunder, Tenant or Tenant's contractor must obtain at its expense a commercial general liability insurance policy insuring Tenant and Landlord against any liability which may arise on account of such proposed alterations, additions, improvements or construction, on an occurrence basis, with the minimum limits set forth in this Section. The commercial general liability policy maintained by Tenant’s contractor shall name Landlord (and any designees of Landlord, including any mortgagees of Landlord) as an additional insured, shall include completed operations coverage, and shall be primary to any insurance or self-insurance maintained by Landlord (with no “other insurance” provision to be applicable to Landlord or its affiliates, subsidiaries or related entities). All insurance carried by Tenant’s contractor shall be maintained in full force and effect during the term of construction and shall not be cancelled, altered or amended unless thirty (30) days prior written notice is furnished to Landlord.

IX.	Casualty Losses and Destruction of Premises.

a.	Tenant shall give immediate written notice to Landlord of any damage caused to the Leased Premises by fire or other casualty.

b.	Tenant shall be solely responsible for all costs associated with damage or destruction to/of the Leased Premises (for the avoidance of doubt, the Building and Grounds) by any casualty arising from Tenant’s negligence, gross negligence, or other acts or omissions.

c.	Except as set forth for casualties caused by Tenant, if the Leased Premises are damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its cost and expense to rebuild and repair the Leased Premises, except that Tenant shall pay any deductible applicable under Landlord's insurance with respect to any casualty. Landlord shall have no obligation to repair or reconstruct the Leased Premises or Building if the Leased Premises (i) are destroyed or substantially damaged by a casualty not covered by Landlord's insurance; or (ii) are destroyed or rendered untenantable by a casualty covered by Landlord's insurance; or (iii) are damaged to such extent that the remaining Term of this Lease is not sufficient to amortize the cost of reconstruction in Landlord’s sole opinion. Should Landlord elect to terminate this Lease, it shall give written Notice of such election to Tenant within thirty (30) days after the occurrence of such casualty or within thirty (30) days of discovery of conditions that make it unsuitable to repair or rebuild the Leased Premises, whichever occurs later. If Landlord does not elect to terminate this Lease, Landlord shall proceed with reasonable diligence to rebuild and repair the Leased Premises, subject to matters of force majeure and other matters outside Landlord’s control. In the event of any damage or destruction to the Leased Premises, Tenant shall, upon notice from Landlord, promptly remove, at Tenant's sole cost and expense, such portion or all of Tenant's equipment and Removable Trade Fixtures and all other property belonging to Tenant or Tenant's licensees from such portion or all of the Leased Premises as Landlord requests.

d.	Tenant agrees that during any period of reconstruction or repair of the Leased Premises it will continue the operation of its business within the Leased Premises to the extent practicable. There shall be no abatement or other reduction in rent during such time period, unless Tenant is unable to operate its business in the Leased Premises due to the inability to occupy at least 50% of the Leased Premises, in which event Tenant shall receive an abatement of Minimum Rent as may be fair and reasonable under the circumstances provided however that Tenant shall continue to be responsible for Additional Rent.

e.	Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Property requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written Notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

f.	Each of the Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise from any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releaser to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement.

X.	Liability and Indemnity

a.	Tenant shall be solely responsible for the safety and personal wellbeing of Tenant’s employees within the Leased Premises and anywhere else upon the Property.

b.	Tenant agrees to indemnify, defend, and hold Landlord and Landlord’s AFFILIATES, OWNERS, AGENTS AND employees (“LANDLORD PARTIES”) harmless from AND AGAINST all losses, claims (INCLUDING BUT NOT LIMITED TO CLAIMS UNDER THE AMERICANS WITH DISABILITY ACT), suits, actions, damages, and liability (including costs and expenses of defending against all of the aforesaid) RELATING TO OR arising (or alleged to arise) from any act or omission of Tenant or Tenant’s agents, employees, assignees, subTenants, contractors, customers/PATIENTS or invitees, or arising from any injury to or death of any person or persons or damage to or destruction of the leased premises AND/OR PROPERTY of any person or persons occurring in the Leased Premises AND/OR PROPERTY and Tenant assumes responsibility for the condition of the Leased Premises AND PROPERTY.

c.	EXCEPT FOR MATTERS ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD PARTIES, TENANT agrees to indemnify, defend, and hold LANDLORD PARTIES harmless from AND AGAINST all losses, claims, suits, actions, damages, and liability (including costs and expenses of defending against all of the aforesaid) RELATING TO OR arising (or alleged to arise) from any act or omission of Landlord or Landlord’s agents, employees, assignees, subTenants, contractors, customers/PATIENTS or invitees, or arising from any injury to or death of any person or persons or damage to or destruction of the property of any person or persons occurring in or about the leased premises AND/OR PROPERTY.

d.	UNLESS CAUSED BY THE GROSS NEGLIGENCE (BUT NOT ORDINARY NEGLIGENCE) OR WILLFUL MISCONDUCT OF LANDLORD PARTIES, AND WITHOUT LIMITING THE MUTUAL WAIVER OF SUBROGATION RIGHTS IN THIS LEASE, LANDLORD SHALL NOT BE LIABLE TO TENANT FOR ANY CLAIMS, ACTIONS, DEMANDS, COSTS, EXPENSES, DAMAGE OR LIABILITY OF ANY KIND (i) arising out of the use, occupancy or enjoyment of the Leased Premises by Tenant or any person therein or holding under Tenant or by or through the acts or omissions of any of their respective employees, officers, agents, invitees or contractors, (ii) occasioned by act of God, strike, insurrection, war, court order, requisition, or order of governmental body or authority, (iii) which may arise through repair or alteration of any part of the Property or the Leased Premises, or failure to make any such repairs, (iv) caused by or arising out of fire, explosion, falling sheetrock, gas, electricity, water, rain, snow or dampness, or leaks in any part of the Leased Premises, (v) caused by or arising out of damage to the roof, pipes, appliances or plumbing works or any damage to or malfunction of heating, HVAC or ventilation or air conditioning equipment, (vi) caused by tenants or any persons either in the Leased Premises or elsewhere in the Property or by occupants of property adjacent to the Grounds or by the public or by the construction of any private, public or quasi-public work or (vii) caused by any act, neglect or negligence of Tenant. In no event shall Landlord be liable to Tenant for any loss of or damage to property of Tenant or of others located in the Leased Premises or any other part of the Property by reason of theft or burglary.

e.	Any liability of Landlord to Tenant under this Lease shall be limited to only direct, actual damages, and shall not extend to any claim for loss of profits or any other consequential damages.

f.	Tenant will take out and maintain, at its own cost and expense:

i.	Commercial General Liability Insurance, with premises operations, products & completed operations, broad form property damage and contractual liability endorsements and replacement cost endorsements, relating to the Leased Premises and all of Tenant’s property therein and any appurtenances on an occurrence basis with a minimum single limit of Two Million Dollars ($2,000,000.00), Two Million Dollars ($2,000,000.00) in the aggregate.

ii.	If Tenant owns or maintains ‘company’ automobiles for employee use, Automobile Liability Insurance with minimum occurrence single limit of no less than Two Hundred Fifty Thousand Dollars ($250,000.00), Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate;

iii.	Fire and Lightning, Extended Coverage, Vandalism and Malicious Mischief, loss by fire, windstorm, flood, water damage and all the risks and perils insured against in an “all risk” of physical loss insurance policy, and any other potential losses not otherwise addressed with specificity in this Lease (and such other risks as Landlord may reasonably elect to require) in an amount adequate to cover the full replacement cost of all of Tenant’s personal property, decorations, trade fixtures, furnishings, equipment, and contents in the Leased Premises;

iv.	Business Interruption Insurance covering risks referred to above in an amount equal to all Minimum Rent and other sums payable under this Lease for a period of Twelve (12) months commencing with the date of loss;

v.	Workers' Compensation Insurance covering all persons employed, directly or indirectly, in connection with any finish work performed by Tenant or any repair or alteration authorized by this Lease or consented to by Landlord, and all employees and agents of Tenant with respect to whom death or bodily injury claims could be asserted against Landlord or Tenant, to the extent required by the law of the State of Texas. Employers liability insurance must be at least One Million Dollars ($1,000,000.00); and

vi.	Such other insurance as Landlord may reasonably require by written notice that is usual and customary in the geographic region of the Leased Premises, within commercially reasonable amounts.

g.	The policies of insurance required to be maintained by Tenant under the terms of this Lease may be referred to in this Section in the singular as a “Required Policy” and in the plural as “Required Policies.” All Required Policies shall be in a form and with a company acceptable to Landlord and shall not be subject to material change except upon thirty (30) days prior written notice to Landlord given in the manner set forth in this Lease. Tenant agrees to initially deliver to Landlord a duplicate original or certificate of each Required Policy upon tender of possession of the Leased Premises to Tenant and at all times during the lease term, to maintain a duplicate original or a certificate of all Required Policies on deposit with Landlord.

h.	All insurance shall name Landlord (and any designees of Landlord, including any mortgagees of Landlord) as an additional insured (other than the Worker’s Compensation insurance) and shall be written by one or more insurance companies licensed or approved to sell insurance in Texas and rated A-/VI or better in the current Best's Rating Guide at the time such policies are issued or renewed. All insurance must contain a waiver of rights of subrogation in favor of Landlord. All insurance provided by Tenant and naming Landlord as an additional insured shall be primary to any insurance or self-insurance maintained by Landlord. In the event of payment of any loss covered by such policy, Landlord (or its designees) shall be paid first by the insurance company for Landlord's loss. The minimum limits of the commercial general liability policy of insurance shall in no way limit or diminish Tenant's liability hereunder. If Tenant fails to obtain and provide any of the insurance required, then Landlord may, but shall not be required to, purchase such insurance on behalf of Tenant and add the cost of such insurance as additional rent payable with the next installment of Minimum Rent.

i.	Landlord shall not be liable for any damage includable in the coverage afforded by the standard forms of insurance policies (whether or not such coverage is in effect), no matter how caused, it being understood that Tenant will look solely to its insurer for reimbursement.

j.	Tenant will comply with all of the rules and regulations of all fire insurance rating organizations having jurisdiction over the Leased Premises. If, as a result of or in connection with any failure by Tenant to comply with such rules and regulations or any act or omission or commission by Tenant, its employees, agents, contractors or licensees, or as a result of or in connection with the use to which the Leased Premises are put (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Landlord), the insurance rates applicable to the Leased Premises, or the Building in which same are located, or any other premises in said building, or any adjacent property owned or controlled by Landlord, or the contents in any or all of the aforesaid properties (including rent insurance relating thereto) shall be higher than that which would be applicable for a typical tenant in the building or Property, Tenant agrees that it will pay to Landlord, on demand, as Additional Rent, such portion of the premiums for all insurance policies in force as shall be attributable to such higher rates as determined by the insurance rating organization having jurisdiction. If Tenant installs any electrical equipment that overloads the wiring in the Leased Premises or the building in which the Leased Premises are located, Tenant shall, at its own cost and expense, promptly make whatever changes are necessary to remedy such condition and to comply with all requirements of the Landlord and the insurance rating organization and any similar body and any governmental authority having jurisdiction thereof. For the purpose of this Section, any finding or schedule of the insurance rating organization having jurisdiction shall be deemed to be conclusive.

XI.	Security Deposit, Attornment, and Estoppel Certificate.

a.	Tenant will, promptly upon execution of this instrument, pay to Landlord the Security Deposit. Landlord may commingle the Security Deposit with its other funds.

b.	The Security Deposit shall be received and held by Landlord, without liability for interest, as security for the faithful performance of all of the terms and provisions of this Lease by Tenant, including the obligation to pay rent. If Tenant defaults on any covenant, duty or obligation of Tenant hereunder, then the Security Deposit, or any part thereof, may be applied by Landlord on the damages sustained by Landlord arising from that default or on any indebtedness owing by reason of any failure of Tenant to make any required monetary payment hereunder. At any time or times when Landlord has made any such application of all or any portion of the Security Deposit, Landlord shall have the right at any time thereafter to request that Tenant pay to Landlord a sum equal to the amount(s) so applied by Landlord so that Landlord will always be in possession of a sum equal to the amount of the Security Deposit stated above.

c.	In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure to, or in the event of exercise of the power of sale under, any mortgage and/or deed of trust or other security instrument made by Landlord affecting the Property or any portion thereof, or in the event Landlord sells, conveys or otherwise transfers its interest in the Leased Premises or Property or any portion thereof, this Lease shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to, such successor-in-interest and recognizes such successor-in-interest as the Landlord under this Lease Payment by or performance of this Lease by any person, firm or corporation claiming an interest in this Lease or the Leased Premises by, through or under Tenant without Landlord's consent in writing shall not constitute an attornment or create any interest in this Lease or the Leased Premises.

d.	Tenant shall, at its own cost and expense, at any time and from time to time, within seven (7) days after Landlord’s request, execute, acknowledge and deliver to Landlord a written estoppel certificate, in a form specified by Landlord, certifying to Landlord, any mortgagee, or any purchaser of any portion of the Property or any other person designated by Landlord, as of the date of such estoppel certificate:

i.	that Tenant is in possession of the Leased Premises and has unconditionally accepted the same;

ii.	that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and setting forth such modifications);

iii.	whether or not there are then existing any set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant, hereunder (and, if so, specifying the same in detail and, if none are stated, that none are presumed to exist);

iv.	that rent is paid currently without any offset or defense thereto;

v.	the dates, if any, to which any rent has been paid in advance;

vi.	whether or not there is then existing any claim of Landlord's default under this Lease and, if so, specifying the same in detail, with the lack of any such statement meaning that none exist;

vii.	that Tenant has no knowledge of any event having occurred that authorized the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); and

viii.	any other matters relating to the status of this Lease that Landlord or its mortgagee may request be confirmed, provided that such facts are accurate and ascertainable.

e.	In addition to Landlord’s other remedies under this Lease, Tenant’s failure to execute any certificate, statement or instrument in accordance with the foregoing provisions of this Lease, within the time period provided, shall constitute an irrevocable power of attorney appointing and designating Landlord or its successors or assigns as attorney-in-fact for Tenant to execute and deliver any such certificate, statement or instrument.

XII.	Disposition of Possessions

a.	If Landlord takes possession of the Leased Premises in accordance with this Agreement for an Event of Default (or for any other lawful reason) and provided that Landlord has first given Tenant fifteen (15) days written notice to remove all of Tenant’s furniture, fixtures, equipment, inventory and other property located in the Leased Premises (“Tenant’s Possessions”), Landlord shall have the right to:

i.	remove from the Leased Premises and Property as a whole (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of Tenant’s Possessions;

ii.	place Tenant’s Possessions in storage at any premises within the county in which the Leased Premises is located; and/or

iii.	dispose of Tenant’s Possessions in a commercially reasonable manner including, but not limited to, donating or otherwise discarding Tenant’s Possessions where applicable.

b.	Tenant shall be liable to Landlord for actual costs incurred by Landlord in connection with removal, storage and/or disposal of Tenant’s Possessions and shall indemnify and hold Landlord harmless from all loss, damage, actual cost and expense and liability in connection with such removal, storage and/or disposal. The cost to Tenant for the removal, storage and/or disposal of Tenant’s furniture, fixtures and equipment shall not exceed the competitive rate for such work. Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

c.	This Lease shall constitute a lien on all furniture, fixtures, and equipment in the Leased Premises. Upon Tenant’s written request and where such subordination is a condition of Tenant’s receipt of such financing, Landlord shall subordinate its lien to Tenant’s financing obtained by Tenant in Tenant’s ordinary course of business and further provided that such financing is used solely for the benefit of Tenant’s operations at the Leased Premises but not another location. Notwithstanding the foregoing, Landlord’s statutory lien for unpaid rent may become superior to other liens pursuant to the Texas Property Code.

d.	If any of Tenant’s Possessions include files, documents, medical records or similar confidential printed or electronic materials of third parties protected from disclosure by applicable law such as the Health Insurance Portability and Accountability Act (“Protected Records”), Tenant agrees to abide by all laws regarding the proper safeguarding and protection of such Protected Records. Tenant shall indemnify and hold Landlord harmless from and against any disclosure or inadvertent disclosure of such Protected Materials arising from Tenant’s action, inaction, or failure to comply with this Lease. The following shall also apply where the Tenant has Protected Records:

i.	In the event Landlord exercises any of its remedies for Default under this Lease, Landlord may provide Tenant with notice and an opportunity to retrieve and remove any Protected Records from the Leased Premises while in the presence of a designated representative for Landlord and;

ii.	If the Protected Records are not removed in the manner set forth above, then Landlord may dispose of such Protected Records in the same manner as set forth in Section XIII above for Tenant’s Possessions.

XIII.	Default, Remedies and Determination of Damages

a.	Each of the following acts or omissions of Tenant or occurrences shall constitute an “Event of Default”:

i.	Failure or refusal by Tenant to timely pay Minimum Rent, Additional Rent, or any other sum within five (5) calendar days of its due date;

ii.	Failure or refusal by Tenant to comply with the Permitted Use restrictions and/or the obligations of Tenant set forth in this Lease regarding assignment/subletting and such failure or refusal continues for a period of three (3) days after written notice thereof to Tenant; provided, however, if such failure to comply cannot reasonably be cured in three (3) days, it shall not be an Event of Default hereunder so long as Tenant commences to cure within such three (3) day period and diligently pursues such cure to completion;

iii.	Tenant’s or Tenant’s guests, invitees, or licensee’s violations of rules/Landlord Rules for use of the Property where such violation continues after three (3) days notice to Tenant of such violation provided, however, if such failure to comply cannot reasonably be cured in three (3) days, it shall not be an Event of Default hereunder so long as Tenant commences to cure within such three (3) day period and diligently pursues such cure to completion; provided further, however that such violation shall be an Event of Default without notice to Tenant if Tenant or Tenant’s or Tenant’s guests, invitees, or licensee’s have previously violated the same rule more than two (2) times during any Lease Year;

iv.	Failure or refusal by Tenant to timely perform or observe any other covenant, duty or obligation under this Lease, without regard for whether such failure is expressly defined as an Event of Default in such other provision of this Lease after notice and an opportunity to cure the same within seven (7) days; provided, however, if such failure to comply cannot reasonably be cured in seven (7) days, it shall not be an Event of Default hereunder so long as Tenant commences to cure within such seven (7) day period and diligently pursues such cure to completion;

v.	Except for Temporary Closures, abandonment or vacating of the Leased Premises for three (3) or more days;

vi.	The entry of a decree or order for relief by a court having jurisdiction over Tenant or any guarantor of Tenant’s obligations hereunder in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any guarantor of Tenant’s obligations hereunder or for any substantial part of either of said parties’ property, or ordering the winding-up or liquidation of either of said parties’ affairs; or

vii.	The commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law.

b.	In addition to all other remedies provided in this Lease, and after providing appropriate notice if required under this Lease, Landlord may, at its option:

i.	Terminate this Lease or Tenant’s right to possession of the Leased Premises (in either event, Tenant shall immediately surrender possession of the Leased Premises to Landlord);

ii.	Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease (including removing Tenant’s equipment and/or vehicles) without incurring liability for the same;

iii.	Alter locks and other security devices at the Leased Premises as provided under Section 93.002 of the Texas Property Code (as amended from time to time). If Landlord exercises its rights to alter the locks at the Leased Premises, Landlord shall only be required to provide Tenant with a new key during Landlord’s regular business hours, provided that Landlord SHALL NOT be required to provide Tenant a new key until such time as Tenant cures all defaults under the Lease and, if required by Landlord, Tenant pays to Landlord as a Security Deposit an amount equal to twice the monthly Minimum Rent and Additional Charges due hereunder as a Security Deposit;

c.	Landlord’s exercise of any one or more remedies under this Lease or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

d.	Upon the occurrence of an Event of Default and the provision of any notice required under this Lease, Landlord shall not be obligated to give any additional notice (written or oral) regarding Landlord’s exercise of any remedies hereunder. Tenant hereby waives (to the extent legally permissible) any and all notices otherwise required under statutory or common law. To the extent of any inconsistency between this Lease and any statutory or common law and to the extent permitted under applicable law, it is the agreement of the parties that this Lease shall prevail;

e.	If Tenant fails to make any payment or cure any default within the time permitted under this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose), and Tenant shall be obligated to and agrees to pay Landlord, upon demand, all actual costs, expenses and disbursements incurred by Landlord in taking such remedial action plus, except as otherwise set forth herein, an additional twelve percent (12%) of such sums to compensate Landlord for its overhead and administrative costs (unless a greater cost for administrative tasks is provided elsewhere in this Lease).

f.	In the event Landlord elects to terminate this Lease because of an Event of Default, or in the event Landlord elects to terminate Tenant’s right to possession of the Leased Premises without terminating this Lease, Landlord may hold Tenant liable for all rent and other indebtedness accrued to the date of such termination plus such future rent and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the balance of the term of the Lease. Landlord may bring actions to collect amounts due by Tenant from time to time without the necessity of Landlord’s waiting until expiration of such period.

g.	In an Event of Default, Tenant shall also be liable for and shall pay to Landlord, in addition to any sum provided to be paid above: broker’s fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises; the costs of removing and storing Tenant’s or other occupant’s property; the costs of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing Landlord’s remedies.

h.	No termination of this Lease, or summary proceedings, abandonment or vacation, shall relieve Tenant of its liability and obligation under this Lease, whether or not the Leased Premises shall be relet. In any such event Tenant shall pay Landlord the rent and all other charges required to be paid by Tenant up to the time of such event. Thereafter, in addition to any other damages to which Landlord may be entitled, Tenant, until the end of the Lease Term, or what would have been such term in the absence of any such event, shall be liable to Landlord as damages for Tenant’s default the equivalent of the amount of rent and other charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting effected pursuant to the provisions of this Lease, after deducting all of Landlord’s reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, repairs and alterations costs, and expenses of preparation for such reletting. Tenant shall pay such current damages (herein called “deficiency”) to Landlord on the days on which the rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each deficiency as the same shall arise. Alternatively, at the option of Landlord, Landlord may recover from Tenant all damages incurred by reason of such termination of the excess, if any, of the amount of rent and charges reserved in this Lease for the remainder of the Lease Term over the then reasonable rental value of the Leased Premises for the remainder of the Lease Term, all of which amount shall be immediately due and payable from Tenant to Landlord. In determining the rent that would be payable under this Lease subsequent to any default, the annual rental for each year of the remainder of the Lease Term shall be equal to the average of the total Minimum Rent, Additional Rent, and the charges equivalent to rent paid by Tenant from the Commencement Date to the time of default or during the preceding two (2) full calendar years, whichever period is shorter.

i.	Tenant and Landlord agree that Landlord shall make a “reasonable attempt” to relet the Leased Premises if the Leased Premises becomes vacant due to an Event of Default by Tenant. Tenant agrees that Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of Landlord’s failure to actually relet the Leased Premises or collect rent due as long as Landlord has fulfilled its duty to make a “reasonable attempt” to relet.

i.	Landlord and Tenant agree that Landlord shall be conclusively deemed to have made a “reasonable attempt” to relet the Leased Premises by doing the following: (a) posting a “For Lease” sign on the Leased Premises, and (b) advising Landlord’s in-house marketing team or at least one realtor or commercial brokerage entity familiar with the market in which the Leased Premises is located of the availability of the Leased Premises.

ii.	Landlord shall not be required to:

1.	give any preference or priority to the leasing of the Leased Premises over any other space that Landlord may have available in the Property;

2.	take any instruction or advice given by Tenant regarding reletting the Leased Premises; accept any proposed tenant unless such tenant has a credit-worthiness reasonably acceptable to Landlord in its sole discretion; accept any proposed tenant unless such tenant leases the entire Leased Premises upon terms and conditions satisfactory to Landlord in its sole discretion (after giving consideration to all expenditures by Landlord for tenant improvements, realtor/broker's commissions and other leasing costs); or

3.	consent to any assignment or sublease for a period which extends beyond the expiration of the current term or which Landlord would not otherwise be required to consent to under the provisions of this Lease.

iii.	If Landlord receives any payments from the reletting of the Leased Premises, any such payments shall first be applied to any costs or expenses incurred by Landlord as a result of Tenant's Event of Default under the Lease, including but not limited to leasing and brokerage fees (including expenses to third party brokers, to Landlord's affiliates and employees of Landlord and its affiliates), reasonable attorneys’ fees, and construction expenses relating to reletting the Leased Premises (whether paid to a third party contractor or to the Tenant as a construction allowance) and in no event shall Tenant be entitled to any excess of rent (or rent plus other sums) obtained by reletting over and above the rent herein reserved.

j.	In recovery under an Event of Default under this Lease, the non-defaulting party shall be entitled to recover and the defaulting party shall be responsible for the non-defaulting party’s reasonable attorney’s fees and costs of collection incurred including mediator’s fees and collection agency fees, if any. For the purposes of such recovery, the “non-defaulting” party must also meet the criteria for a “prevailing party” under applicable law in order to recover reasonable attorney’s fees under this clause.

k.	In addition to the general provisions for reasonable attorney’s fees set forth in this Lease, if Landlord hires an attorney to provide any notice to Tenant under this Lease as a result of Tenant’s breach of this Lease or commission of an Event of Default, Tenant shall reimburse Landlord for Landlord’s costs and reasonable attorney’s fees incurred upon Landlord’s demand. This recovery includes, without limitation, attorney’s fees and costs arising from any Tenant bankruptcy proceeding or receivership that Landlord files a claim in.

l.	Unless otherwise provided in this Lease, in the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages or an action for specific performance in connection with a default by Landlord, but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall have a reasonable period of no less than thirty (30) days in which to cure any such default; provided, however, in the event such default reasonably requires more than thirty (30) days to cure, such failure to cure shall not be deemed to be an “Event of Default” if Landlord shall have commenced the curing process within the thirty (30) day period. Unless and until Landlord fails to commence to cure any default after notice or, having commenced the curing process thereafter fails to exercise reasonable diligence to complete such curing, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as independent covenants, not conditions, and all such obligations will be binding upon Landlord only during the period of its possession of the Leased Premises and not thereafter. Without limiting the foregoing in any way, Tenant expressly acknowledges, understands and agrees that Landlord shall have no liability or obligation whatsoever for damage to the Leased Premises where caused by another tenant or occupant of the Building or that tenant/occupant’s facilities such as pipes, wiring, and ducts, including but not limited to damage arising from flooding or other water damage in the Leased Premises.

m.	If, by reason of inability to obtain and utilize labor, materials, or supplies, or by reason of circumstances directly or indirectly the result of any state of war or national or local emergency, or by reason of any laws, rules, orders, regulations or requirements of any governmental authority now or hereafter in force, or by reason of strikes or riots, or by reason of accidents in, damage to or the making of repairs, replacements or improvements to, the Leased Premises or any of the equipment thereof, or by reason of force majeure, Acts of God or any other cause beyond the reasonable control of the Landlord, the Landlord shall be unable to perform or shall be delayed in the performance of any of its obligations hereunder, such nonperformance or delay in performance shall not give rise to any claim against the Landlord for damages or constitute a total or partial eviction, constructive or otherwise;, or, except as specifically provided herein, relieve Tenant of any of its obligations hereunder.

n.	Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or any other sums due under this Lease will cause Landlord to incur various expenses not contemplated by this Lease, the exact amount of which are presently difficult to ascertain. Accordingly, if any payment of Rent or any other sum due from Tenant under this Lease is not received by Landlord when due, then in addition to such required payment and other assessments due under this Lease, Tenant shall also pay to Landlord a “Late Charge” equal to $150.00.

i.	Landlord and Tenant agree that the Late Charge represents a fair and reasonable estimate of the expenses that Landlord will incur by reason of any late payment by Tenant. Acceptance of the Late Charge by Landlord shall not constitute a waiver of Tenant’s default with respect to any past due amounts, nor shall it prevent Landlord from exercising any other rights and remedies granted to Landlord under this Lease, at law, or in equity. The Late Charge shall constitute additional rental payable by Tenant under this Lease and is in addition to, and separate from, the Minimum Rent and other charges payable under this Lease by Tenant.

o.	The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from Tenant’s failure to perform its obligations under this Lease. Any and all remedies set forth in this Lease:

i.	shall be in addition to any and all other remedies Landlord may have at law or in equity,

ii.	shall be cumulative, and

iii.	may be pursued successively or concurrently as Landlord may elect.

p.	Neither Tenant's interest in this Lease, any guarantor of this Lease, any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law, except as may specifically be provided pursuant to the Bankruptcy Code (11 USC §101 et. seq.), as the same may be amended from time to time.

q.	It is understood and agreed that this Lease is a lease of real property. Upon the filing of a petition by or against Tenant or any guarantor of this Lease under the Bankruptcy Code, Tenant or any guarantor of this Lease, as debtor and as debtor-in-possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant or any guarantor of this Lease, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Leased Premises, an amount equal to all Minimum Rent, additional rent and other charges otherwise due pursuant to this Lease. Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption and/or assignment of this Lease are the following:

i.	the cure of any monetary defaults and reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment;

ii.	the deposit of a sum equal to not less than three (3) months' Minimum Rent and additional rent, which sum shall be determined by Landlord, in its sole discretion, to be a necessary deposit to secure the future performance under this Lease of Tenant or its assignee;

iii.	the use of the Leased Premises as set forth in this Lease, and the quality, quantity and/or lines of merchandise, goods or services required to be offered for sale being unchanged; and

iv.	the prior written consent of any mortgagee to which this Lease has been assigned as collateral security.

r.	Should Tenant be in default for the same cause three (3) or more times during any Lease Year, regardless of whether Tenant has cured previous defaults, Landlord may elect to terminate this Lease and whether or not this Lease is terminated, re-enter the Leased Premises and take possession thereof, and remove all persons therefrom, without liability therefore, and Tenant shall have no further claim therein or hereunder.

XIV.	Landlord’s Mortgagee

a.	Tenant agrees that its interest under this Lease shall be subordinate to any mortgage, deed of trust or similar device now or hereafter placed upon the Leased Premises by Landlord. Tenant agrees to execute any instruments required to evidence such subordination; provided, however, any such subordination instruments shall provide that, in the event of foreclosure or conveyance in lieu of foreclosure, Tenant’s rights under this Lease shall not be disturbed by the mortgagee or beneficiary so long as Tenant is not in default of any of its obligations under this Lease.

b.	Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant or who is shown of record in a deed of trust, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder for a period of no less than sixty (60) days in length (from the date of such notice).

c.	If any current or prospective mortgagee or a mortgagee or beneficiary of a deed of trust encumbering all or any portion of the Property requires, as a condition to financing, modifications to this Lease, then, provided such modifications do not increase the rent to be paid hereunder, Landlord shall submit to Tenant a written amendment with such required modifications and if Tenant fails to execute and return the same within thirty (30) days after the amendment has been submitted Landlord shall be entitled to its remedies as specified in this Lease for an Event of Default. Nothing herein shall require Tenant to execute an amendment or amendments to accomplish changes which would change:

i.	the Minimum Rent payable by Tenant;

ii.	the permitted use;

iii.	the size, dimensions or location of the Leased Premises; or

iv.	the length of the Lease Term.

XV.	Non-waiver

a.	Neither Landlord’s acceptance of rent or any other sums payable by Tenant nor failure by Landlord to complain of any action, non-action or default of the other shall constitute a waiver as to any breach of any covenant or condition contained herein nor a waiver of any of Landlord’s or Tenant’s rights hereunder. Waiver by Landlord of any right for any default shall not constitute a waiver of any right for either a prior or subsequent default of the same obligation or for any prior or subsequent default of any other obligation. No right or remedy of Landlord or covenant, duty or obligation of Tenant hereunder shall be deemed waived unless such waiver is in writing, and signed by Landlord.

XVI.	Landlord-Tenant Relation

a.	The relation created by this Lease Contract is that of landlord and tenant. No provision of this Lease shall be construed in such a way as to constitute Landlord and Tenant joint venturers or co-partners or to make Tenant the agent of Landlord or to make Landlord liable for the debts of Tenant.

XVII.	Eminent Domain

a.	If one hundred percent (100%) of the Property, or any portion of the Leased Premises that exceeds twenty-five percent (25%), is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning authority. However, if any portion of the Leased Premises is taken for public or quasi-public use that is less than or equal to twenty-five percent (25%), this Lease shall continue in full force and effect. If this Lease remains in effect but the leasable Floor Area of the Leased Premises is reduced by eminent domain, Landlord agrees to reduce the Minimum Rent and Additional Rent as may be fair and reasonable based on such reduction provided however, that Landlord shall not be required to reduce the rates at which Minimum Rent is assessed.

b.	Landlord, at Landlord’s sole discretion, may also terminate this Lease upon Notice to Tenant if twenty-five percent (25%) or more of the Grounds but not the Building are taken for public or quasi-public use as set forth above and below.

c.	All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the fee or the leasehold interest, whether as damages or as compensation, will be the property of Landlord. Tenant hereby assigns to Landlord all proceeds, whether by way of compensation or damages, otherwise payable to Tenant for the leasehold interest by reason of such taking.

i.	If this Lease is terminated due to a complete or partial taking of the Leased Premises, and to the extent (and only to the extent) then compensable under Texas law, Tenant may apply to the condemning authority for (i) the value of any non-removable personal property and equipment, or the unamortized cost of leasehold improvements installed or made by Tenant in the Leased Premises, (ii) interruption or damage to Tenant’s business; and (iii) moving and relocation expenses; provided, however, in no event whatsoever shall compensation to Tenant for any of the foregoing reduce (and Tenant shall have no interest in) the award to Landlord provided in this Section.

d.	If this Lease is terminated under any provision of this Section, rental and other sums due and payable by Tenant hereunder shall be payable up to the date that possession is taken by the taking authority, and Landlord will refund to Tenant an equitable portion of any such rental and other sums paid in advance but not yet earned by such date, and Landlord will refund any Security Deposit (subject to deductions set forth in this Lease, if any).

e.	If any authority having the power of eminent domain requests that Landlord convey to such authority all or any portion of the Leased Premises or Property, Landlord shall have the right to make a voluntary conveyance to such authority of all or any portion of the Property whether or not proceedings have been filed by such authority; and in the event of any such voluntary conveyance, it shall nevertheless for all purposes hereunder be deemed that there has been a taking by such authority of the property voluntarily conveyed by Landlord.

f.	If all or any portion of the Property becomes subject to a taking by eminent domain or a similar law for a limited period of time (“Temporary Taking”), this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of rent and all other amounts required hereunder. If any such Temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Leased Premises as nearly as possible to the condition prior to such Temporary Taking, at Tenant’s sole cost and expense. Landlord shall be entitled to receive the entire award for any such Temporary Taking, except that Tenant shall be entitled to receive the portion of such award which:

i.	compensates Tenant for its loss of use of the Leased Premises within the applicable Lease Term; and

ii.	reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Leased Premises as required by this Section.

g.	Landlord shall not be liable to Tenant for – and Tenant will hold Landlord harmless form and against - any interruptions in Tenants business or losses suffered by Tenant for any temporary road closures, impairments of access to the Property, or other interruptions in access to the Leased Premises caused by any third party, including but not limited to a governmental authority.

XVIII.	Holding Over

a.	If Tenant should remain in possession of the Leased Premises after the expiration of the term of this Lease, without the execution of a new lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant from month-to-month, subject to all the covenants and obligations of this Lease, except that as liquidated damages by reason of such holding over, the monthly amounts payable by Tenant under this Lease shall be increased to one hundred fifty percent (150%) of the monthly amounts payable in the last month of the stated term.

b.	The above-described tenancy from month-to-month may be terminated by either party upon thirty (30) days notice to the other.

c.	Any rent due after notice has been given shall be calculated on a prorated basis as provided in this Lease. If upon notice of termination by Landlord, Tenant tenders rent in excess of the amount due and payable and Landlord accepts such payment, the acceptance of such payment will not operate as a waiver by Landlord of the notice of termination, unless such waiver is in writing and signed by Landlord. Any such excess amounts tendered and accepted will be promptly refunded by Landlord, after deducting any amounts owed Landlord.

d.	The Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from the delay by Landlord in delivering possession of the Leased Premises or a portion thereof to such other tenant or prospective tenant.

XIX.	Additional Rent

a.	Tenant shall pay to Landlord as Additional Rent a “Tax Payment” and “Insurance Payment” in the amounts provided in this Lease, subject to adjustment as hereinafter set forth.

i.	“Taxes”, as used herein, shall mean all taxes, assessments, impositions, levies, charges, excises, fees, licenses and other sums levied, assessed, charged or imposed by any governmental authority or other taxing authority or which accrue on the Leased Premises (Building and Grounds) for each calendar year (or portion thereof) during the term of this Lease., including, without limitation, professional fees and expenses incurred by Landlord for ad valorem tax consultants or tax-rendering services and all penalties, interest and other charges (with respect to Taxes) payable by reason of any delay in or failure or refusal of Tenant to make timely payment as required under this Lease. The term “Taxes” includes all amounts collected by any taxing authority, whether classified as ad valorem taxes or non-ad valorem assessments and shall include, without limitation, any tax attributable to operation of the Property and payable by Landlord pursuant to Texas Tax Code, Section 171.001, et seq., as such statute may be amended or recodified from time to time. Tenant waives any rights it may have pursuant to statutory or common law to protest the appraised value of the Property or to appeal the same (and all rights to receive notices of reappraisal as set forth in Sections 41.413 and 42.015 of the Texas Tax Code). Taxes shall not include local, state or federal net income taxes assessed against Landlord. Also, Taxes will not include late payment charges, interest, or penalties incurred by Landlord due to Landlord’s acts or omissions. In the event Landlord secures a reduction in Taxes for any tax year for which Tenant has paid its pro rata share of Taxes as provided herein, Tenant shall be entitled to a refund equal to Tenant’s share or pro rata share of the actual net amount of any such reduction received by Landlord from the taxing authority. In such event, Landlord will, at Landlord’s sole option, either credit the amount of such refund against the next ensuing installment(s) of Taxes, or refund such amount to Tenant. If any Taxes or special assessment may, at Landlord’s option, be paid in installments, Landlord may exercise such option so as to maximize the number of installments regardless of whether interest or additional sums will become due.

1.	Tenant has no right to protest the real property tax rate applicable to the Property and/or Leased Premises, or the appraised value of the Property and/or Leased Premises determined by any appraisal review board or other taxing entity with authority to determine tax rates and/or appraised values (each a “Taxing Authority”). Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to do any of the following: (1) to file or otherwise protest before any Taxing Authority any such rate or value determination even though Landlord may elect not to file any such protest; (2) to appeal any order of a Taxing Authority which determines any such protest; and (3) to receive, or otherwise require that Landlord deliver to Tenant, a copy of any reappraisal notice received by Landlord from any Taxing Authority. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter, under Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further laws, rules or regulations covering the subject matter thereof. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release.

ii.	“Insurance Premiums” shall mean the total annual insurance premiums which accrue on all fire and extended coverage insurance, boiler insurance, public liability and property damage insurance, rent insurance and other insurance which, from time to time, may at Landlord’s election be carried by Landlord with respect to the Property during any applicable calendar year (or portion thereof) occurring during the term of this Lease; provided, however that, if during any such calendar year all or any part of such coverage is written under a “blanket policy” or otherwise in such manner that Landlord was not charged a specific insurance premium applicable solely to the Property, then in such event, the amount considered to be the Insurance Premium with respect to such coverage for such calendar year shall be that amount which would have been the annual insurance premium payable under the rates in effect on the first day of such applicable calendar year for a separate Texas Standard Form insurance policy generally providing such type and amount of coverage (without any deductible amount) with respect to the Property (considering the type of construction and other relevant matters) irrespective of the fact that Landlord did not actually carry such type policy.

b.	Unless and until there is an adjustment in amounts paid by Landlord for Taxes and and/or Insurance Premiums, Tenant shall pay the Tax Payment and Insurance Payment monthly in advance for each and every month during the term of this Lease (charges for any partial month to be pro-rated).

c.	Landlord shall have the right, exercisable by written notice not more than one time per Lease Year, to adjust amounts payable by Tenant for the Tax Payment and/or Insurance Payment to reflect cost increases incurred by Landlord and any of the aforesaid items as to which Landlord shall have given such notice are collectively referred to in this Section as “Changed Costs.”

i.	If Landlord gives notice to Tenant as provided in the preceding Section, then (with respect to any costs as to which Landlord shall have so given notice) the following shall apply:

1.	Landlord may give notice to Tenant of Landlord’s estimate of Tenant’s responsibility for any Changed Costs, and thereafter Tenant shall pay Landlord on the first day of each month, monthly in advance, one-twelfth (1/12th) of the amount(s) so estimated by Landlord.

2.	At the end of each calendar year, including the calendar year during which this Lease terminates, Landlord will give Tenant notice of (a) the total amount(s) paid by Tenant for such calendar year and (b) the actual amount of any Changed Costs for such calendar year. If the actual amount of any Changed Costs exceeds the aggregate amount(s) paid by Tenant, Tenant shall pay to Landlord the deficiency within thirty (30) days following notice from Landlord. If the aggregate amount(s) previously paid by Tenant with respect thereto exceeds any Changed Costs, then Landlord will either credit the surplus (net of any amounts then owing by Tenant to Landlord) against the next ensuing installment(s) of any of Changed Costs payable by Tenant, or refund the net surplus to Tenant within sixty (60) days after the aforesaid statement.

d.	If there is presently in effect or hereafter adopted any nature of sales tax, franchise tax, use tax or other tax on rents or other sums received by Landlord under this Lease (herein referred to as “Rent Sales Tax”), then in addition to all rent and other payments to be made by Tenant as provided above, Tenant will also pay Landlord a sum equal to the amount of such Rent Sales Tax. The term “Rent Sales Tax” shall not include any income taxes applicable to Landlord.

e.	Tenant shall have the right to audit the foregoing costs no more than once during any Lease Year at Tenant’s own cost and expense. If such audit fails to reveal an overcharge by Landlord in excess of five percent (5%), Tenant shall also reimburse Landlords’ costs incurred during such audit within five (5) days of written request from Landlord not to exceed $5,000.00; otherwise, Landlord shall bear its own costs. If such audit reveals an overcharge by Landlord in excess of five percent (5%), Landlord shall reimburse Tenants’ costs incurred in connection with such audit in an amount not to exceed $5,000.00 within five (5) days of written request from Tenant. Any credit or debit arising from such audit shall be applied to the next installment(s) of Additional Rent then due.

XX.	Notice

a.	Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered to the Notice Address of either Landlord or Tenant, by hand, or by national or regional overnight courier service that provides written confirmation of delivery (“Courier Service”) or sent by United States Registered or Certified Mail, adequate postage prepaid, return receipt requested. The initial Notice addresses are set forth on the Fundamental Lease Provisions. Either party’s address may be changed from time to time by such party by giving notice as provided above. No change of address of either party shall be binding on the other party until notice of such change of address is given as herein provided. A post office receipt for registration of such notice or signed return receipt shall be conclusive that such notice was delivered in due course of mail if mailed as provided above. For purposes of the calculation of various time periods referred to herein, notice delivered by hand or by Courier Service shall be deemed received when delivered to the place for giving notice to a party referred to above (or on the date delivery is refused) and notice mailed in the manner provided above shall be deemed completed upon the earlier to occur of (i) actual receipt as indicated on the signed return receipt, or (ii) three (3) days after mailing as herein provided. Finally, any written notice addressed as provided hereinabove and actually received by the addressee, shall constitute sufficient notice for all purposes under this Lease. Unless otherwise expressly stated in another provision of this Lease, the term “notice” or “Notice” as between Landlord and Tenant or for notices to Landlord’s mortgagee or the beneficiary of a deed of trust for the Property means notice submitted in accordance with this Lease provision.

b.	Notices may also be sent by electronic mail to the maximum extent permitted by applicable law as set forth in the Miscellaneous terms hereunder.

XXI.	Tenant’s Signs

a.	The design, size, specifications, graphics, materials, manner of affixing, exact location, colors and lighting (if applicable) of the exterior signage of the Leased Premises, shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall install, maintain, and repair the exterior signage at Tenant’s sole cost and expenses. The signage rights granted to Tenant under this Lease may only be exercised by the named Tenant hereunder executing this Lease and may not be exercised or used by or assigned to any other person or entity other than a transferee pursuant to a permitted transfer or transferee approved by Landlord.

XXII.	Terminology and Additional Terms

a.	With respect to terminology in this Lease, each number (singular or plural) shall include all numbers, and each gender (male, female or neuter) shall include all genders.

b.	This Lease shall be binding upon and shall accrue to the benefit of Landlord, its successors and assigns.

c.	In all instances where either Landlord or Tenant is required hereunder to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

d.	The obligation of Tenant to pay all rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or off-set against any rent and other sums provided hereunder to be paid Landlord by Tenant, except as explicitly allowed in this Lease; provided, however, if Tenant obtains a final judgment against Landlord in a court of competent jurisdiction, the lien evidenced by said judgment may be attached to or encumber the Leased Premises.

e.	Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages; and all liability of Landlord for damages for breach of any covenant, duty or obligation of Landlord hereunder may be satisfied only out of the interest of Landlord in the Leased Premises (including rents, profits and proceeds therefrom) existing at the time any such liability is adjudicated in a proceeding as to which the judgment adjudicating such liability is non-appealable and not subject to further review. The term “Landlord” shall mean only the owner, of the Leased Premises, and in the event of the transfer by such owner of its interest in the Leased Premises, such owner shall thereupon be released and discharged from all covenants and obligations of Landlord thereafter accruing, but such covenants and obligations shall be binding during the lease term upon each new owner for the duration of such owner’s ownership.

f.	All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) are performable exclusively in the county in which the Leased Premises is located.

g.	The doctrine of independent covenants will apply in all matters relating to this Lease including, without limitation, all obligations of Landlord and Tenant to perform their respective obligations under this Lease.

h.	Tenant hereby acknowledges and agrees that Landlord is not bound to perform or liable for the non-performance of any implied covenant or implied duty of Landlord not expressly set forth herein. Tenant acknowledges and agrees that Landlord has made no warranty (either express or implied) that the Leased Premises are suitable for their intended commercial purpose. Tenant agrees to perform all of its Lease obligations (including without limitation, the obligation to pay rent), notwithstanding an alleged breach by Landlord of any such implied warranty. Tenant agrees that Landlord shall incur no liability to Tenant by reason of any defect in the Leased Premises, whether apparent or latent.

i.	If this Lease is executed by more than one person or entity as “Tenant,” each such person or entity shall be jointly and severally liable hereunder. It is expressly understood that any one of the parties who have executed this Lease as “Tenant” (herein individually referred to as “Signatory”) shall be empowered to execute any modification, amendment, exhibit, floor plan, or other document (“Future Instrument”) and bind each of the Signatories who has executed this Lease regardless of whether each Signatory, in fact, executes such Future Instrument.

j.	Upon written request, Tenant shall provide to Landlord, within forty-five (45) days of such request, a copy of its most recent financial statement including both a balance sheet and income statement and, if requested by Landlord, tax returns. Such request may be made by Landlord from time to time during the Lease.

k.	If during the term of this Lease Tenant requests that Landlord prepare, review, or negotiate legal documentation for any reason (except in connection with an agreement solely between Landlord and Tenant), then Landlord reserves the right to charge Tenant a reasonable fee for the preparation, review and/or negotiation of such documentation. Such fee shall not exceed TWO THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($2,500.00) per occurrence and shall be due and payable to Landlord on demand. Tenant represents and warrants to Landlord that Tenant is currently in compliance with, and Tenant further covenants to Landlord that Tenant shall at all times during the term of the Lease (including any extension thereof) remain in compliance with, the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including, but not limited to, Executive Order 13224, dated September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental, regulatory, or administrative action relating thereto.

XXIII.	Special Terms.

a.	Hazardous Material.

i.	Tenant hereby covenants that during its possession and use of the Leased Premises or Property:

1.	Tenant shall not transport, store, treat or dispose, nor allow or arrange for any third parties to transport, store, treat or dispose of Hazardous Substances (as defined herein) or other waste upon the Leased Premises or Property, except as permitted by law. The term “Hazardous Substances” shall mean any pollutant, toxic material, contaminant, hazardous waste, hazardous substance, or other controlled item under any applicable Environmental Law and, for the purposes of this Lease, also includes asbestos, polychlorinated biphenyls, and any substance that requires investigation, removal, or remediation under any Environmental Law (except for routine items kept as inventory, packaging, or janitorial supplies in accordance with Environmental Law). “Environmental Law” or “Environmental Laws” mean and include the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), Hazardous Materials Transportation Act 49 U.S.C., Section 1801 et seq, Resource Conservation and Recovery Act, Clean Air Act, Clean Water Act, Toxic Substances, regulations promulgated by the Texas Commission on Environmental Quality, or any similar municipal/local, state or federal law.

2.	Tenant shall not allow the storage or a Release of any Hazardous Substance on, into or beneath the surface of any parcel of the Leased Premises or Property. The term “Release” shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of substances that require remedial action under Environmental Law.

3.	Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency.

4.	Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance.

5.	Prior to any Hazardous Substance being brought upon or into the Leased Premises or Property, whether with Landlord’s written permission or not, Tenant will provide to Landlord any applicable material safety data sheets regarding said Hazardous Substance as well as a written description of the amount of such substance to be brought upon or into the Leased Premises or Property and the common and recognized chemical name of such Hazardous Substance.

6.	Landlord or Landlord’s representative shall have the right, but not the obligation to enter the Leased Premises for the purpose of inspecting the storage, use and disposal of Hazardous Substances to ensure compliance with all relevant state and federal environmental laws and regulations. If it is determined, in Landlord’s sole opinion, that said Hazardous Substances are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within twenty-four (24) hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the term of the lease, the Property are found to be contaminated or subject to conditions in violation of applicable Environmental Laws, Tenant shall diligently institute proper and through cleanup procedures at Tenant’s sole cost. In either event, such failure by Tenant shall constitute an Event of Default giving rise to Landlord’s rights and remedies under this Agreement for an Event of Default.

7.	TENANT BY ANY ACT OR OMISSION DIRECTLY OR INDIRECTLY THROUGH A CONTRACTOR, EMPLOYEE, SHALL NOT CAUSE THE RELEASE OF HAZARDOUS MATERIALS INTO ANY PIPES, DRAINS, OR WATER/SEWER DRAINAGE SYSTEMS WITHIN OR SERVICING THE LEASED PREMISES.

ii.	Tenant agrees to indemnify and hold harmless Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, reasonable attorney’s fees, consultant and expert fees) arising during the Lease Term in connection with the presence or suspected presence of Hazardous Substances in or on the LEASED PREMISES OR Property, which are present as a result of negligence, breach of this Lease, willful misconduct or other acts of Tenant, Tenant’s agents, employees, contractors or invitees. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision, which are present as a result of negligence, breach of this Lease, willful misconduct or other acts of Tenant, Tenant’s agents, employees, contractors or invitees. This indemnification shall specifically include any and all costs due to Hazardous Substances which flow, diffuse, migrate or percolate into, onto or under the Leased Premises or Property after the Lease Term commences.

XXIV.	Condition of Lease

a.	Notwithstanding anything to the contrary contained in this Lease, Tenant shall obtain all governmental, regulatory authority and other licenses and permits authorizing Tenant to use the Leased Premises for the Permitted Use (the “Permits”). In connection with said Permits, Tenant agrees that: (i) Tenant shall be responsible for all costs and expenses in connection with said Permits; (ii) Tenant shall make application for its Permits as soon as commercially practicable following the execution date hereof and exercise diligent efforts to obtain said Permits within at least 90 days after the date of execution of this Lease; and (iii) Tenant agrees to give Landlord written notice immediately upon satisfaction of the foregoing condition.

b.	Tenant understands and acknowledges that utility services to the Leased Premises and the Building housing the Leased Premises may be limited in availability, quantity, capacity, or by other restrictions, including but not limited to limitations on electrical service, water/plumbing-related connections, the lack of gas connections and other items. In addition to any language conveying the Leased Premises "as-is" and "with all faults" or other disclaimers of warranty contained in this Lease, Tenant further understands and agrees that it is Tenant's sole responsibility to determine whether the utility services and connections are adequate for Tenant's intended use, and Tenant agrees to release and hold Landlord harmless from and against any claims of any kind arising from or relating to utility services or connections at the Leased Premises being unavailable, inadequate, of the wrong capacity, in the wrong quantity, or otherwise unsuitable for Tenant's intended use. To the extent Tenant requires additional or different utility services than that which is made available with Leased Premises, Tenant shall solely bear the cost and expense of any such addition/alteration, and any construction, installation, or other work required to satisfy Tenant's needs remains subject to Landlord’s right to pre-approve the same pursuant to this Lease and must be in strict compliance with the utility provider's guidelines/rules; declarations, restrictions, covenants, or other items recorded against or applicable to the Property; and applicable law.

c.	Tenant stipulates that they have examined the Building and Grounds, and any other improvements comprising or adjacent to the Leased Premises, and they are all, at the date of the lease, in good order and repair and in a safe and clean condition. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS LEASE, LANDLORD HAS NOT MADE, IS NOT MAKING AND SPECIFICALLY DISCLAIMS ANY WARRANTIES, REPRESENTATIONS, GUARANTEES OR ASSURANCE, EXPRESS OR IMPLIED, REGARDING THE PROPERTY AND EQUIPMENT, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS, GUARANTEES AND ASSURANCES REGARDING (1)ENVIRONMENTAL CONDITION, (2) QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION, (3)VALUE, PROFITABILITY, SUITABILITY, MERCHANTABILITY, MARKETABILITY, FAIRNESS FOR A PARTICULAR PURPOSE, OR AGAINST INFRINGEMENTS; OR (4) COMPLIANCE, WITH ANY GOVERNMENTAL CONSTITUTION, STATUE, LAW, ORDINANCE, CODE, REGULATION, RULE, ORDER RULING, DECREES OR JUDGMENT OR ANY COVENANT, CONDITION, RESTRICTION OR OTHER ENCUMBRANCE. TENANT (1) AGREES TO THE DISCLAIMER SET FORTH IN THIS PARAGRAPH, AND (2) ACCEPTS THE LEASED PREMISES AND PROPERTY “AS-IS. WHERE-IS”, WITH ALL FAULTS AND DEFECTS (LATENT OR PATENT). IF THE WARRANTY OF GOOD AND WORKMANLIKE REPAIR IS IMPOSED ON LANDLORD FOR ANY REASON DESPITE THE DISCLAIMERS STATED ABOVE, LANDLORD AND TENANT AGREE THAT SUCH WARRANTY SHALL BE: LIMITED TO LANDLORD’S REPAIR OBLIGATIONS SET FORTH IN THIS LEASE; SOLELY FOR THOSE ITEMS FOR WHICH LANDLORD IS RESPONSIBLE FOR REPAIRING PURSUANT TO THIS LEASE; AND FURTHER LIMITED TO LANDLORD REQUESTING WARRANTY SERVICES FROM SUCH CONTRACTOR RETAINED BY LANDLORD TO PERFORM SUCH WORK.

XXV.	Landlord’s Lien.

a.	Tenant hereby grants to Landlord a valid first security interest on all the goods, inventory, chattels, furniture, trade fixtures, and property that Tenant may own and have on the Property at any time or times during the term of this Lease, as well as on the proceeds of any insurance accruing to Tenant by reason of any destruction of or damage to any such property, to secure all rents and other sums due or to become due Landlord under this Lease, any and all exemption laws being expressly waived in favor of the security interest. It is agreed that this express security interest shall not be construed as a waiver of any statutory or other liens given or that may be given to Landlord, but shall be in addition to any such statutory or other lien. It is agreed that in the event of default by Tenant under this Lease, Landlord shall have and be entitled to exercise all right and remedies provided or granted to a secured party after default under the Uniform Commercial Code with respect to any and all personal property on the premises, including, without limitation, the right to take and retain possession of any or all such property and to sell or otherwise utilize such property at public or private sale or in any other manner authorized or provided in the Uniform Commercial Code. On request by Landlord, Tenant agrees to execute and deliver to Landlord from time to time such UCC Financing Statements as Landlord may deem necessary to perfect the security interest of Landlord in the property described above and the proceeds of such property under the provisions of the Uniform Commercial Code in force in the State of Texas.

XXVI.	DTPA and Security Waiver

a.	Tenant acknowledges and agrees on its own behalf and on behalf of any permitted assigns and successors of Tenant hereafter, that the Texas Deceptive Trade Practices-Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the “DTPA”), is not applicable to this transaction. Accordingly, Tenant's rights and remedies with respect to any transaction contemplated under this Lease, and with respect to all acts or practices of Landlord, past, present or future, in connection with such transactions, shall be governed by legal principles other than the DTPA.

b.	Waiver of Consumer Rights.

i.	Tenant waives its rights under the Texas Deceptive Trade Practices Consumer Protection Act, Section 17.41 et seq., Texas Business & Commerce Code, a law that gives consumers special rights and protections. After consultation with an attorney of its own selection (or after waiving the right to such consultation), Tenant voluntarily consents to this waiver.

c.	LANDLORD MAKES NO REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, THAT ANY SECURITY WILL BE PROVIDED TO THE PROPERTY. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT IT SHALL BE RESPONSIBLE AT ITS COST AND EXPENSE FOR THE INSTALLATION, MAINTENANCE, AND OPERATION OF ANY AND ALL SURVEILLANCE EQUIPMENT AND /OR SECURITY MEASURES AT THE LEASED PREMISES OR PROPERTY TO THE EXTENT THAT THE SAME IS DEEMED NECESSARY BY TENANT. SUCH SECURITY MEASURES SHOULD BE MAINTAINED AS DEEMED REASONABLE AND NECESSARY BY THE TENANT, IN A MANNER AS TO PROVIDE A SAFE AND SECURE PREMISES FOR TENANT’S AGENTS, EMPLOYEE, INVITEES, LICENSEES, AND CUSTOMERS. LANDLORD SHALL NOT BE LIABLE FOR, AND TENANT HEREBY WAIVES ANY RIGHT TO ANY CLAIM AGAINST LANDLORD FOR (1) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTY INTO THE PROPERTY, (2)ANY DAMAGE TO PERSONS OR PROPERTY, OR (3) ANY LOSS OF PROPERTY IN AND ABOUT PROPERTY, BY AND FROM ANY UNAUTHORIZED OR CRIMINAL ACT OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION OR INSUFFICIENCY OF THE SECURITY SERVICES PROVIDED BY LANDLORD, IF ANY. LANDLORD DOES NOT GUARANTEE ANY LEVEL OF SECURITY AND TENANT RELEASES LANDLORD FROM ANY RESPONSIBILITY FOR ANY CLAIMS BASED UPON ASSERTIONS THAT LANDLORD FAILED TO PROVIDE ADEQUATE SECURITY TO THE PROPERTY.

XXVII.	Additional Miscellaneous Terms

a.	Brokers.

i.	No brokers or sales agents were used to negotiate or obtain this Lease.

b.	Advice of Counsel; Due Diligence.

i.	Each Party acknowledges that they are familiar with the business matters to be achieved pursuant to this Agreement and have read and understood the terms of this agreement and are signing under their own free will. Each party represents and warrants that it has entered into this agreement after seeking advice from its own attorney or after choosing not to obtain said consultation.

ii.	Tenant has performed its due diligence regarding the Landlord, this Lease, the Leased Premise (Building and the Grounds) and Property. Tenant therefore releases Landlord from any claims for FRAUD, fraud in the inducement, or misrepresentation regarding the entry of this Lease.

c.	Severability.

i.	If one or more provisions of this Agreement are held to be unenforceable under applicable law, then:

1.	such provision shall be excluded from this Agreement;

2.	the balance of the Agreement shall be interpreted as if such provision were so excluded; and

3.	the balance of the Agreement shall be enforceable in accordance with its terms.

d.	Amendments.

i.	Landlord must consent to any amendment of this Lease in writing and only in a written amendment specifically intended to alter the terms of this Lease.

e.	Governing Law.

i.	This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Texas.

f.	Electronic Mail Notices.

i.	Where Notice is required under this Lease, except as otherwise provided by law, the Parties may send and receive notice under this Agreement by electronic mail to the electronic mail address designated on the signature page of this Agreement (as updated from time to time by written Notice to the other Party) provided that at least one other permitted method of Notice hereunder is also used. Electronic mail correspondence sent after 5:00PM (CST) on a given day shall be deemed received on the next calendar day. In the event of a conflict between the timing of the electronic Notice and another form of Notice for the purposes of calculating deadlines under this Lease, the timing of the electronic notice shall be used.

g.	Descriptive Headings.

i.	The descriptive headings of any section of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

ii.	Examples, where used, are for illustrative purposes only and, while not intended to provide contractual language, are intended to aid a court, arbiter, decision maker, or other reviewer in understanding the intent of the Parties.

h.	Dispute Resolution and Forum Selection; Jury Waiver.

i.	In the event of a dispute or claim arising out of or in connection with any provision of this Agreement, the Parties agree to submit themselves to the jurisdiction of a Texas court in the county in which the Leased Premises is located.

ii.	The Parties agree that the State of Texas shall be the sole forum for filing any causes of action in a court of law or seeking injunctive or similar equitable relief without regard for any conflicts of laws provisions. The Parties hereby expressly waive any rights to contest the power of the courts of the State of Texas to exercise personal jurisdiction over them.

iii.	The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Premises, and/or any claim of injury or damage.

i.	Entire Agreement

i.	This instrument (including all riders and exhibits) constitutes the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto.

j.	Force Majeure.

i.	Where used in this Lease, the term “force majeure,” whether capitalized or not, refers to:

1.	Natural disasters or other disruptive events caused by nature or manmade events including but not limited to hurricanes, tornados, greater than average/excessive rainfall, flood, drought, and/or fire;

2.	“Acts of God”;

3.	Acts of terrorism or war (whether war is declared or undeclared);

4.	Insurrection, riots, or strike;

5.	Disease/pandemic and related enforcement actions by government agencies or private entites;

6.	Unavailability of, or shortages in the supply of, materials or labor; or

7.	Legal prohibition, embargo, government action, or government inaction (including but not limited to delays in permit issuance, plat certification or acceptance, or infrastructure approval)

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed the foregoing Commercial Lease as of this the 21st day of July, 2021.

LANDLORD:

MDW Management, LLC
By: Denise Wanke

Email Notice Address:	mike@a1glasscoating.com
With a copy to:	atiwari@texaslegalpros.com

TENANT(S):

Mobile Tint, LLC

Signature

Michael Wanke, Sole Member

Printed Name and Title

Email Notice Address:	mike@a1glasscoating.com

Exhibit “A”

Building:	4,000 sqft +/- metal building located upon the Grounds, w/ approximately 800 sqft office space, 800 sqft of storage space, and 3400 sqft of open bays/mechanical areas. Approximately 1600 sqft of heated/cooled space.

Grounds:	0.673 acres of land, more or less, out of Lot 25, Block 1, Universal Heights Subdivision, City of San Antonio, Bexar County, Texas, a subdivision recorded in Volume 6400, Page 23, Map and Plat Records of Bexar County, Texas, being that same tract of land described by Warranty Deed with Vendor’s Lien recorded in Volume 12138, Page 565, Official Public Records of Bexar County, Texas, and also in that certain Warranty Deed with Vendor’s Lien filed under Document Number 20200130385, Official Public Records of Bexar County, Texas.

Exhibit A-1

GUARANTY

In order to induce MDW Management, LLC (“Landlord”) to execute the foregoing Commercial Lease (the “Lease”) with Mobile Tint, LLC (“Tenant”), for a certain tract of real property with improvements thereon owned by Landlord in Bexar County Texas and commonly known as 2029 Pat Booker Rd, Universal City, TX 78148 the undersigned (“Guarantor”) (whether one or more than one) has guaranteed and by this instrument does hereby guarantee the payment and performance of all liabilities, obligations and duties (including, but not limited to, payment of rent) imposed upon Tenant under the terms of the Lease, as if Guarantor has executed the Lease as Tenant thereunder.

Guarantor hereby waives notice of acceptance of this Guaranty and all other notices in connection herewith or in connection with the liabilities, obligations and duties guaranteed hereby, including notices of default by Tenant under the Lease, and waives diligence, presentment and suit on the part of Landlord in the enforcement of any liability, obligation or duty guaranteed hereby.

Guarantor further agrees that Landlord shall not be first required to enforce against Tenant or any other person any liability, obligation or duty guaranteed hereby before seeking enforcement thereof against Guarantor. Suit may be brought and maintained against Guarantor by Landlord to enforce any liability, obligation or duty guaranteed hereby without joinder of Tenant or any other person. The liability of Guarantor shall not be affected by any indulgence, compromise, settlement or variation of terms which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant, and shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Tenant or its estate in bankruptcy, or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Federal Bankruptcy Code, or any similar law or statute of the United States or any State thereof. Landlord and Tenant, without notice or consent by Guarantor, may at any time or times enter into such extensions, amendments, assignments, subleases, or other covenants respecting the Lease as they may deem appropriate; and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations and duties of Tenant under the Lease as so extended, amended, assigned or otherwise modified including, without limitation, any period of time during which Tenant continues to occupy the Leased Premises in excess of the Lease Term. Landlord shall not be required to make any demand on Tenant, apply any security deposit or Prepaid Rent being held by Landlord on behalf of Tenant or any other credit in favor of Tenant, or otherwise pursue or exhaust its remedies against Tenant before, simultaneously with, or after enforcing its rights and remedies hereunder against Guarantor.

The validity of this Guaranty and the liability of Guarantor hereunder shall in no way be terminated, affected or impaired by the modification, limitation, release or discharge of Tenant in any bankruptcy or other proceeding, the rejection or disaffirmance of the Lease in any such proceeding or any disability of Tenant, the assumption and assignment or transfer of the Lease by Tenant or Tenant’s bankruptcy trustee, or any other relief of Tenant from any of Tenant’s obligations under the Lease by operation of law, Guarantor hereby waiving all suretyship defenses.

It is understood that other agreements similar to this Guaranty may, at Landlord’s sole option and discretion, be executed by other persons with respect to the Lease. This Guaranty shall be cumulative of any such agreements and the liabilities and obligations of Guarantor hereunder shall in no event be affected or diminished by reason of such other agreements. Moreover, in the event Landlord obtains another signature of more than one guarantor on this page or by obtaining additional guaranty agreements, or both, Guarantor agrees that Landlord, in Landlord’s sole discretion, may (i) bring suit against all guarantors of the Lease jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of the guarantors for such consideration as Landlord may deem proper, and (iii) release one or more of the guarantors from liability. Guarantor further agrees that no such action shall impair the rights of Landlord to enforce the Lease against any remaining guarantor or guarantors, including Guarantor. Notwithstanding the above, until such time as all of Tenant’s obligations under the Lease are fully performed, Guarantor waives any rights that Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guaranty, and subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord under the Lease.

Guarantor agrees that if Landlord shall employ an attorney to present, enforce or defend all of Landlord’s rights or remedies hereunder, Guarantor shall pay any reasonable attorney’s fees incurred by Landlord in such connection. This Guaranty is a guaranty of payment and performance, not a guaranty of collection. This Guaranty shall be binding upon Guarantor and the successors, heirs, executors and administrators of Guarantor, and shall inure to the benefit of Landlord and Landlord’s heirs, executors, administrators, and assigns. Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability hereunder to the maximum extent permitted under applicable law.

This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas, applicable to agreements made and to be wholly performed within the State of Texas. Guarantor hereby consents to the jurisdiction of any competent court within Bexar County, Texas.

The signatory executing this Guaranty warrants that such signatory is duly authorized to bind the undersigned Guarantor to this Guaranty, and both the undersigned signatory and Guarantor warrant and represent to Landlord that that the form and entry of this Guaranty was duly approved and authorized in accordance with any governing documents for the Guarantor or applicable law.

Notwithstanding the foregoing, this Guaranty shall terminate upon the occurrence of earlier of the following: (i) the date of Guarantor’s acquisition of 100% of the ownership interests of the Tenant; (ii) the date that Guarantor beneficially owns less than an eighty percent (80%) ownership interest in Tenant; or (iii) two (2) years from and after the effective date of this Guaranty.

EXECUTED, THIS 21st day of July, 2021 to be effective the same day as the effective day of the Lease.

GUARANTOR: C-Bond Systems, Inc.

Signature

Scott Silverman, Chief Executive Officer

Printed Name & Title

6035 South Loop East
Street Address:

Houston, TX 77033

City, State, Zip

ssilverman@cbondsystems.com

Email Address for Notice